SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[X]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                             Hesperia Holding, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             HESPERIA HOLDING, INC.
                                 9780 E. Avenue
                           Hesperia, California 92345

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                            Hesperia, California
                                                            November 23, 2004

         This information statement has been mailed on or about November 30, 2004 to the stockholders of record on November 24, 2004 (the "Record Date") of Hesperia Holding, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of October 22, 2004. The actions to be taken pursuant to the written consent shall be taken on or about December 20, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                             By Order of the Board of Directors,

                                            /s/ DONALD SHIMP
                                                ------------
                                                DONALD SHIMP
                                                Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED OCTOBER 22, 2004

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated October 22, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about December 20, 2004:

         1. To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 20,000,000 shares to 100,000,000 shares;

         2. To ratify the selection of Russell Bedford Stefanou Mirchandani as independent registered public accounting firm of the Company for the year ending December 31, 2004;

         3. To elect three directors to the Company's Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal; and

         4. To adopt the Company's 2004 Stock Incentive Plan.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 20,000,000 shares of Common Stock, of which 18,746,467 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of October 22, 2004 have voted in favor of the foregoing proposals by resolution dated October 22, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 20, 2004.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         On October 22, 2004, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000. The Company currently has authorized capital stock of 20,000,000 shares and approximately 18,746,467 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         As of the Record Date, a total of 18,746,467 shares of the Company's currently authorized 20,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

         o        Convertible Secured Revolving Note

                  To obtain funding for its ongoing operations, the Company entered into a Security Agreement with Laurus Master Fund, Ltd. for the sale of (i) a $1,000,000 principal amount convertible Secured Revolving Note, (ii) a $500,000 principal amount convertible minimum borrowing note, and (iii) warrants to purchase 461,000 shares of common stock.

                  Each of the convertible notes accrues interest at a rate per annum equal to the greater of

         -        the prime rate  published in The Wall Street  Journal plus 3%;
                  or
         -        7%.

         subject to possible downward adjustment if:

         - the Company shall have registered the shares of its common stock underlying the conversion of such convertible notes and the related warrants; and
         - the volume weighted average price of the common stock as reported by Bloomberg, L.P. on the principal market for the five trading days immediately preceding an interest payment date (the "Market Price") under such convertible notes exceeds the then applicable fixed conversion price by 25%, in which event the interest rate for the succeeding calendar month shall automatically be reduced by 2.0% for each incremental 25% increase in the Market Price of our common stock above the then applicable fixed conversion price. Each of the convertible notes has a maturity date of October 8, 2007.

         The Secured Revolving Note is a revolving note with funding available based upon eligible accounts receivable. All of the Company's accounts receivable will be applied to paying off the $1,000,000 note, and the Company will be allowed to borrow 90% of eligible accounts receivable, up to the $1,000,000 at any time. In addition, pursuant to the $500,000 minimum borrowing note, the Company agreed not allow the amount borrowed and outstanding to Laurus Master Fund to be less than $500,000 during the next two years.

         The outstanding principal and accrued interest under the convertible Secured Revolving Note and Minimum Borrowing notes are convertible, at the holder's option, into shares of the Company's common stock at a conversion price equal to $0.71 per share. The Minimum Borrowing Note may be prepaid by the Company in cash by paying to the holder 130% of the principal and related accrued and unpaid interest thereon being prepaid.

         Laurus Master Fund has contractually agreed to restrict its ability to convert or exercise its warrant and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         The Company agreed to file a registration statement within 30 days from October 8, 2004, registering the number of shares underlying the convertible Securing Revolving Note and the warrants, and to have that registration statement declared effective with the Securities and Exchange Commission within 90 days from October 8, 2004. In the event that the registration statement is not declared effective by the Securities and Exchange Commission by the required deadline, which is 90 days from the date of the Securities Purchase Agreement, the Company is also obligated to pay to Laurus Master Fund 2% of the original principal amount of the convertible notes, for each 30-day period, or portion thereof, during which the registration statement is not effective.

         The Company's obligations under the Security Agreement and the Notes are secured by a pledge by the Company of shares representing 100% of the share capital of its wholly-owned subsidiaries Hesperia Truss, Inc. and Pahrump Valley Truss, Inc., a guaranty of such obligations by each of its subsidiaries, and the grant of a security interest by each of its subsidiaries in their respective assets.

         Laurus Master Fund shall not be entitled to be issued shares of common stock in repayment of any portion of the Notes or upon exercise of either of the Warrants if and to the extent such issuance would result in Laurus Master Fund and its affiliates beneficially owning more than 4.99% of the issued and outstanding common stock upon such issuance, unless Laurus Master Fund shall have provided at least 75 days prior written notice to us of its revocation of such restriction.

         Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if the Company pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         130% of the full principal amount of the convertible notes are due upon default under the terms of convertible notes.

         The warrants are exercisable until seven years from the date of the Securities Purchase Agreement at a purchase price of $0.79 per share. Laurus Master Fund is entitled to exercise the warrants on a cashless basis.

         The following are the risks  associated with entering into the Security
Agreement:

There Are a Large Number of Shares Underlying Our Convertible Notes, and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

         As of October 25, 2004, we had 18,746,467 shares of common stock issued and outstanding and convertible notes outstanding, excluding interest, which may be converted into 1,408,451 shares of common stock, and outstanding warrants to purchase 461,000 shares of common stock. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

         The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

         In October 2004, we entered into a Security Agreement for the sale of a $1,000,000 principal amount convertible Secured Revolving Note and a $500,000 principal amount convertible minimum borrowing note. The secured convertible notes are due and payable, with interest, three years from the date of issuance, unless sooner converted into shares of our common stock. The Secured Revolving
Note is a revolving note with funding available based upon eligible accounts receivable. All of our accounts receivable will be applied to paying off the $1,000,000 note, and we will be allowed to borrow 90% of eligible accounts receivable, up to the $1,000,000 at any time. In addition, pursuant to the $500,000 minimum borrowing note, we agreed not allow the amount borrowed and outstanding to Laurus Master Fund to be less than $500,000 during the next two years. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and or commit any breach of the Security Agreement or any ancillary agreement, any event of default under any other indebtedness by the Company or any of its subsidiaries, breach of any covenant, representation or warranty in the Security Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the indictment or threatened indictment of any executive officer of the Company or any of its subsidiaries could require the early repayment of the secured convertible notes at a rate of 130%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, the Investors Could Take Possession of all Our and Our Subsidiaries' Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

         In connection with the Security Agreement we entered into in October 2004, we executed a Stock Pledge Agreement in favor of the investors granting them a first priority security interest in the common stock of our subsidiaries all of our and our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreement and Stock Pledge Agreement state that if an even of default occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

             APPOINTMENT OF RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

         The Board of Directors has appointed the firm of Russell Bedford Stefanou Mirchandani LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2004. On October 22, 2004, the majority stockholders ratified the selection of Russell Bedford Stefanou Mirchandani LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2004.

         The Company does not presently have an audit committee.

Review of the Company's audited financial statements for the fiscal year ended December 31, 2003

         The Board of Directors met and held discussions with management and the independent auditors. Management represented to the Board that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Board reviewed and discussed the consolidated financial statements with management and the independent auditors. The Board also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

         In addition, the Board discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Board the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Fees

         The aggregate fees billed for professional services rendered by Russell Bedford Stefanou Mirchandani LLP, and Beckstead and Watts, LLP for the audit of our annual financial statements and review of the financial statements included in our Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2003 and 2002 were $15,375 and $18,000 respectively.

Tax Fees

         None.

All Other Fees

         None.

         The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                              ELECTION OF DIRECTORS

         On October 22, 2004, the majority stockholders of the Company elected Donald Shimp, Mark Presgraves and Fred Smith to the Company's Board of Directors for a term of one year. Following is information about each director, including biographical data for at least the last five years.

         The Board is responsible for supervision of the overall affairs of the Company. In fiscal 2003, the Board's business was conducted at one meeting of the board of directors. The Board now consists of three directors. The term of each director continues until the next annual meeting or until successors are elected. The directors are:

Name                                Age              Position
--------------------------------------------------------------------------------
Donald Shimp                        47               Chief Executive Officer,
                                                     President and Director
Mark Presgraves                     43               Secretary, Treasurer and
                                                     Director
Steve Chaussy                       50               Chief Financial Officer
Fred Smith                          42               Director

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

         Donald Shimp, CEO, President and Director. Mr. Shimp has been our Chief Executive Officer, President and Director since our formation in 2002, and has been an officer and director of Hesperia Truss since 1996. Prior to being a co-founder of Hesperia Truss, Mr. Shimp worked for Brown and Honeycutt in the truss manufacturing business.

         Mark Presgraves, Secretary/Treasurer and Director. Mr. Presgraves has been our Secretary, Treasurer and a Director since our formation in 2002, and has also been an officer and director of Hesperia Truss since 1996. Prior to being a co-founder of Hesperia Truss, Mr. Presgraves worked for Brown and Honeycutt in the truss manufacturing business.

         Steve Chaussy, CPA, CFO. Mr. Chaussy has been our Chief Financial Officer since June, 2003. Prior to working for us, Mr. Chaussy worked with a number of public companies in both the financial reporting and management and operational development areas. From January of 2003 through June of that year, Mr. Chaussy held the position of CPA for Russell, Bedford, Stefanou, Mirchandani, LLC, an accounting firm based in McLean, Virginia. From April of 2000 through December of 2002, Mr. Chaussy was an international business consultant for Largo Vista Group, Inc. From October of 1994 thorough June of 2003, Mr. Chaussy served as CFO for Luberski, Inc. in Fullerton, California. Mr. Chaussy graduated from Virginia Polytechnic Institute and State University with a Bachelor of Science in 1977. He is a licensed CPA in Virginia (1978) as well as in California (2003).

         Fred Smith, Director. Mr. Smith has been a Director of ours since our formation in 2002. Mr. Smith has worked for Hesperia Truss as a director since 2000 and Vice President of Investor Relations since 1999. Prior to this, Mr. Smith worked as an independent stockbroker.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

During the fiscal year ended December 31, 2003, based upon an examination of the public filings, our company's officers and directors were delinquent in filing reports on Forms 3, 4 and 5.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of October 25, 2004, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and
o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from October 25, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of October 25, 2004 have been exercised and converted.


                                                      NUMBER OF
                                                       SHARES
NAME AND ADDRESS                                     BENEFICIALLY       PERCENTAGE OF
OF OWNER                        TITLE OF CLASS         OWNED(1)         CLASS (2)
--------------------------------------------------------------------------------------
Donald Shimp                    Common Stock          4,412,000           23.64%
9780 E. Avenue
Hesperia, CA 92345

Mark Presgraves                 Common Stock          4,484,000           23.92%
9780 E. Avenue
Hesperia, CA 92345

Fred Smith                      Common Stock          1,600,672            8.54%
9780 E. Avenue
Hesperia, CA 92345

Steve Chaussy                   Common Stock          1,500,000            8.00%
9780 E. Avenue
Hesperia, CA 92345

All Officers and Directors      Common Stock         11,996,672           63.99%
As a Group (4 persons)

======================================================================================

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 25, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 18,746,467 common shares outstanding as of October 25, 2004.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year indicated the compensation paid by our company to our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:

                           Summary Compensation Table:


                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Donald Shimp              2003      116,000          0            0            -             -           -             -
  President & CEO         2002      104,000          0            0            -             -           -             -
                          2001      119,500          0            0            -             -           -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Mark Presgraves           2003      116,000          0            0            -             -           -             -
  Secretary & Treasurer   2002      104,000          0            0            -             -           -             -
                          2001      119,500          0            0            -             -           -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

EMPLOYMENT AGREEMENTS

None.

DIRECTORS' COMPENSATION

All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors serve without cash compensation and without other fixed remuneration.

OPTION GRANTS IN LAST FISCAL YEAR

None.

STOCK OPTION PLANS

None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Facilities

Hesperia Truss, Inc., our wholly-owned subsidiary, occupies a 3,900 square-foot building and warehouse on five acres in Hesperia, California. The building and land are owned by two of our directors and majority stockholders, Mark Presgraves and Donald Shimp. We rent the facility and surrounding land for $24,000 per year.

Loans Payable/Receivable

Significant stockholders of the Company have advanced funds on a non-interest bearing basis to the Company for working capital purposes. The amount of the advances at December 31, 2003 was $235,825. The stockholders agreed not to demand any payments for funds personally advanced to the Company until fiscal year 2005. Additionally, the Company has advanced funds to an employee and the outstanding balance was $650 as of December 31, 2003.

During the year ended December 31, 2003, the Company's principal stockholders paid office expenses on the Company's behalf in a total amount of $73,637. The Company has accounted for the expenses paid by stockholders as additional paid-in capital. Two of the Company's principal stockholders also legally released the Company's obligation for $31,224 and $75,807 of accrued interest due to the stockholders during the year ended December 31, 2003 and 2002, respectively. The Company has accounted for the interest forgiveness as other income as shown in the accompanying financial statements.

The Company leases office spaces and manufacturing fields from its principal stockholders on a month-to-month basis in Hesperia, California and Pahrump, Nevada. Monthly rentals under the leases are $2,000 and $2,556, respectively. Rental expense charged to operations during the year ended December 31, 2003 is $31,667.

Corporate Reacquisition of Stock

On June 14, 2000, Hesperia Truss, Inc., our wholly-subsidiary, entered into an Agreement for the Corporate Reacquisition of Stock to purchase 1,000 shares of common stock from Donald Keith Jones, one of the co-founders of Hesperia Truss, Inc. As consideration for Mr. Jones' shares and a covenant to not compete with Hesperia Truss, Inc. for a period of 4 years, HTI agreed to compensate Mr. Jones with $480,000, plus pay for automobile insurance coverage for Mr. Jones for the operation of a certain 1999 Ford Taurus, which ended on June 14, 2003.

At the time of the execution of the Agreement, Mr. Jones had received from HTI $35,838.58 in cash and a corporate asset (1999 Ford Taurus) valued at $20,698.95 leaving $423,463.37 to be paid by HTI over the following 4-year period in the form of a Secured Promissory Note. The shares of common stock purchased by HTI were pledged as security for payments due under the Note. Such payments are payable in weekly installments in the amount of $2,000, with the first payment being made on June 16, 2000 and the last payment due on June 16, 2004.

If HTI defaults on a weekly payment,  Mr. Jones shall have the right,  upon five
(5) days written notice, to demand immediate payment of the remaining balance due under the Note. The default provisions outlined in the Note would allow Mr. Jones to dispose of all or any part of the collateral security property (the 1,000 shares of common stock) at public or private sale, without advertisement, or notice to HTI. Should HTI default on the Note and Mr. Jones exercise his default remedies as they pertain to the foreclosure or sale of the shares, HTI would no longer be a wholly-owned subsidiary of the Company as their ownership would be reduced to 90%. HTI is current on its payments to Mr. Jones.

Mr. Jones has received $296,027 pursuant to the terms of this agreement, with a balance due of $51,463 to be paid through July 2, 2004 at the rate of $2,000 per week.

We have no policy regarding entering into transactions with affiliated parties.

                            2004 STOCK INCENTIVE PLAN

         On October 22, 2004, the majority stockholders approved the 2004 Stock Incentive Plan (the "2004 Incentive Plan") and authorized 5,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. The following is a summary of principal features of the 2004 Incentive Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2004 Incentive Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Secretary at the Company's principal offices, Hesperia Holding, Inc., 9780 E. Avenue, Hesperia, California 92345.

General

         The 2004 Incentive Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 5,000,000 shares of Common Stock for issuance under the 2004 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

         The 2004 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2004 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Purpose

         The primary purpose of the 2004 Incentive Plan is to attract and retain the best available personnel for the Company by granting stock awards and stock options in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees. In the event that the 2004 Incentive Plan is not adopted the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

Administration

         The 2004 Incentive Plan will be administered by the Company's Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2004 Incentive Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

         Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

         Members of the Board of Directors who are eligible employees are permitted to participate in the 2004 Incentive Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2004 Incentive Plan or the grant of any stock award or option pursuant to it, or serve on a committee appointed to administer the 2004 Incentive Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY

         Under the 2004 Incentive Plan, stock awards and options may be granted to key employees, officers, directors or consultants of the Company, as provided in the 2004 Incentive Plan.

Terms of Options

         The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

         (a) PURCHASE PRICE. The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (as set forth in the 2004 Incentive Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value of such Common Shares at the time such Option is granted. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such Common Shares at the time such Option is granted.

         (b) VESTING. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

         (c) EXPIRATION. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each Option shall be subject to earlier termination as expressly provided in the 2004 Incentive Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

         (d) TRANSFERABILITY. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

         (e) OPTION ADJUSTMENTS. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

         Except as otherwise provided in the 2004 Incentive Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

         (f) TERMINATION, MODIFICATION AND AMENDMENT. The 2004 Incentive Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

FEDERAL INCOME TAX ASPECTS OF THE 2004 INCENTIVE PLAN

         THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2004 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2004 STOCK INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

         The 2004 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2004 Incentive Plan.

         If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

         If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

         In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2004 Incentive Plan.

         The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

         The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 2004 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

                           ANNUAL AND QUARTERLY REPORT
         Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, as filed with the SEC, excluding exhibits, are being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB free of charge to any shareholder upon written request to Mark Presgraves, Secretary, Hesperia Holding, Inc., 9780 E. Avenue, Hesperia, California 82345. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.


                                        By Order of the Board of Directors,

                                        /s/ DONALD SHIMP
                                            ------------
                                            Donald Shimp
                                            Chairman of the Board

Hesperia, California
November 23, 2004

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             HESPERIA HOLDING, INC.

         The undersigned, being the Chief Executive Officer and Secretary of HESPERIA HOLDING, INC., a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

1. The articles of incorporation of the Corporation is hereby amended by replacing Article Six, in its entirety, with the following:

                  "SIXTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

                  The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

               Class            Par Value                 Authorized Shares
               Common           $0.001                       100,000,000
               Preferred        $0.001                         5,000,000
                                                           -------------

               Totals:                                       105,000,000"

2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Donald Shimp, its Chief Executive Officer, and Mark Presgraves, its Secretary, this __th day of December, 2004.

                                                     HESPERIA HOLDING, INC.


                                    By:
                                         -------------------------------------
                                         Donald Shimp, Chief Executive Officer


                                    By:
                                         --------------------------
                                         Mark Presgraves, Secretary